UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2006

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01. Other Events
ACC Staff Report on 2005 Palo Verde Outages
     As previously reported, on February 2, 2006, Arizona Public Service Company (“APS”) filed with the Arizona Corporation Commission (the “ACC”) an application to recover approximately $45 million through a surcharge over a 12-month period, representing a temporary rate increase of approximately 1.9%, proposed to begin no later than the ACC’s completion of its inquiry regarding 2005 Palo Verde Nuclear Generating Station (“Palo Verde”) outages. See “Power Supply Adjustor — PSA Deferrals Related to Unplanned Palo Verde Outages” in Note 5 of Notes to Condensed Consolidated Financial Statements in the Pinnacle West Capital Corporation/APS Report on Form 10-Q for the fiscal quarter ended June 30, 2006.
     On August 17, 2006, the ACC staff filed a report with the ACC recommending that the ACC disallow approximately $17.4 million ($10 million after income taxes) of the $45 million request. The report alleges that four of the eleven Palo Verde outages in 2005 were “avoidable,” three of which resulted in the recommended disallowance. The report also finds, among other things, that:
•	Three of the outages were due to “faulty or defective vendor supplied equipment” and concludes that APS’ actions were not imprudent in connection with these outages. The report recommends, however, that the ACC evaluate “the degree to which APS has sought appropriate legal or other remedies” in connection these outages and that APS “be given the opportunity to demonstrate the steps that is has taken in this regard”.

•	“Additional investigation will be needed to determine the cause of and responsibility for” the Palo Verde Unit 1 outage resulting from vibration levels in one of the Unit’s shutdown cooling lines.
     The report also recommends that the ACC (a) establish minimum nuclear performance standards for Palo Verde, with associated penalties if the standards are not met; (b) require APS to provide semi-annual operational reports to the ACC; and (c) require APS to establish programs to manage and evaluate certain Palo Verde plant equipment.
     APS disagrees with, and plans to contest, the report’s recommendation that the ACC disallow a portion of the $45 million of PSA deferrals. Under ACC regulations, prudent investments are those “which under ordinary circumstances would be deemed reasonable and not dishonest or obviously wasteful” and “investments [are] presumed to have been prudently made, and such presumptions may be set aside only by clear and convincing evidence that such investments were imprudent.” APS believes the expenses in question were prudently incurred and are therefore recoverable. Also on August 17, 2006, the ACC staff requested the ACC to address the issues described above in APS’ general rate case (currently these issues are being addressed in an ACC docket separate from the general rate case docket). If the ACC grants the staff’s request to consolidate these proceedings, the issues described above would be addressed in the general rate case. Hearings in the general rate case are scheduled to begin on October 10, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)

Dated: August 17, 2006	By:	/s/ Donald E. Brandt

Donald E. Brandt
Executive Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: August 17, 2006	By:	/s/ Donald E. Brandt

Donald E. Brandt
Executive Vice President and Chief Financial Officer
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